As filed with the Securities and Exchange Commission on February 13, 2002
Registration No. ___________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

SIMPLEX SOLUTIONS, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	56-1918734
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

521 Almanor Avenue
Sunnyvale, CA 94085
(408) 617-6100
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

2001 Incentive Stock Plan
2001 Employee Stock Purchase Plan
2002 Nonstatutory Stock Option Plan
(Full title of the plans)

Penelope A. Herscher
Chief Executive Officer
Simplex Solutions, Inc.
521 Almanor Avenue
Sunnyvale, CA 94085
(408) 617-6100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Robert D. Sanchez, Esq.
Wilson Sonsini Goodrich & Rosati, Professional Corporation
7927 Jones Branch Drive
Lancaster Building WestPark
Suite 400
McLean, Virginia 22102-3322

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	Maximum	Amount of
Title of Securities to	to be	Offering Price	Aggregate	Registration
be Registered	Registered(1)	Per Share(2)	Offering Price	Fee

Common Stock, $0.001 par value, to be issued pursuant to the 2001 Incentive Stock Plan	752,643	$11.98	$9,016,663.14	$829.53	(3)

Common Stock, $0.001 par value, to be issued pursuant to the 2001 Employee Stock Purchase Plan	451,586	$11.98	$5,410,000.28	$497.72	(4)

Common Stock, $0.001 par value, to be issued pursuant to the 2002 Nonstatutory Stock Option Plan	1,000,000	$11.98	$11,980,000.00	$1,102.16	(5)

(1)	This Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the 2001 Incentive Stock Plan, 2001 Employee Stock Purchase Plan and 2002 Nonstatutory Stock Option Plan described herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without Registrant’s receipt of consideration that results in an increase in the number of Registrant’s outstanding shares of Common Stock.

(2)	Estimated in accordance with Rule 457(h)(1) and (c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee on the basis of $11.98 per share, which was the average of the high and low per share prices of Registrant’s Common Stock, quoted by the Nasdaq National Market System on February 7, 2002.

(3)	Computed in accordance with Rule 457(f)(1) under the Securities Act of 1933, as amended, to be $829.53, which is equal to .000092 multiplied by the proposed maximum aggregate offering price of $9,016,663.14.

(4)	Computed in accordance with Rule 457(f)(1) under the Securities Act of 1933, as amended, to be $497.72, which is equal to .000092 multiplied by the proposed maximum aggregate offering price of $5,410,000.28.

(5)	Computed in accordance with Rule 457(f)(1) under the Securities Act of 1933, as amended, to be $1,102.16, which is equal to .000092 multiplied by the proposed maximum aggregate offering price of $11,980,000.00.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents filed by Simplex Solutions, Inc. (“Registrant”) with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

1.	Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2001 filed with the Commission on December 31, 2001; and

2.	the description of Registrant’s common stock set forth in Registrant’s Registration Statement on Form 8-A filed with the Commission on March 23, 2001 pursuant to Section 12 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report for the purpose of updating this description.

     All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document that is not deemed filed under such provisions. For the purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     The validity of the securities being registered by this Registration Statement are being passed upon for Registrant by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. As of the date of this Registration Statement, WS Investments, an investment partnership composed of some current and former members of and persons associated with Wilson Sonsini Goodrich & Rosati, Professional Corporation, including Larry W. Sonsini and Robert D. Sanchez, will beneficially own a total of 25,325 shares of Registrant’s Common Stock.

Item 6. Indemnification of Directors and Officers.

     Section 145 (“Section 145”) of the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (the “General Corporation Law”) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person’s conduct was unlawful.

     Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, arising out of such person’s status as such, whether or not the corporation would otherwise have the power to indemnify such person against such liability under Section 145.

     Registrant’s Amended and Restated Certificate of Incorporation provides that Registrant may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of Registrant or any predecessor of Registrant or serves or served at any other enterprise as a director, officer or employee at the request of Registrant or any predecessor to Registrant.

     Registrant’s Bylaws provide for the mandatory indemnification of the directors and officers to the maximum extent permitted by the General Corporation Law. The Bylaws also provide (i) that Registrant may modify the scope of indemnification by individual contracts with the directors and officers, and (ii) that Registrant shall not be required to indemnify any director or officer unless the indemnification is required by law, the proceeding in which indemnification is sought was authorized in advance by our board of directors, the indemnification is provided by Registrant, in its sole discretion pursuant to the powers vested in Registrant under the General Corporation Law or the indemnification is required by individual contract. In addition, the Bylaws provide that Registrant has the power to indemnify its employees and agents to the maximum extent permitted by the General Corporation Law.

     Registrant’s directors and executive officers are covered by insurance maintained by Registrant against specified liabilities for actions taken in their capacities as such, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In addition, Registrant has entered into contracts with its directors and executive officers providing indemnification of such directors and executive officers by Registrant to the fullest extent permitted by law, subject to certain limited exceptions.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

Exhibit
Number		Description

4.1	*	2001 Incentive Stock Plan
4.2	*	2001 Employee Stock Purchase Plan
4.3		2002 Nonstatutory Stock Option Plan
5.1		Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

Exhibit
Number	Description

23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 to this Registration Statement)
24.1	Power of attorney (contained on the signature page of this Registration Statement)

*	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-45504), as amended, declared effective by the Securities and Exchange Commission on May 1, 2001.

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

             (2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 12th day of February, 2002.

SIMPLEX SOLUTIONS, INC

By: /s/ Penelope A. Herscher

Penelope A. Herscher Chief Executive Officer and Chairman of the Board of Directors

POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Penelope A. Herscher and Luis P. Buhler, jointly and severally, his or her attorneys-in-fact, with full power of substitution in each, for him in any and all capacities to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Penelope A. Herscher Penelope A. Herscher	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	February 12, 2002

/s/ Aki Fujimura Aki Fujimura	President, Chief Operating Officer and Director	February 12, 2002

/s/ Luis P. Buhler Luis P. Buhler	Chief Financial Officer (Principal Financial and Accounting Officer)	February 12, 2002

/s/ Joseph B. Costello Joseph B. Costello	Director	February 12, 2002

/s/ Harvey C. Jones, Jr. Harvey C. Jones, Jr.	Director	February 12, 2002

/s/ A. Richard Newton A. Richard Newton	Director	February 12, 2002

Signature	Title	Date

/s/ Larry W. Sonsini Larry W. Sonsini	Director	February 12, 2002

INDEX TO EXHIBITS

Exhibit
Number	Description

4.1*	2001 Incentive Stock Plan
4.2*	2001 Employee Stock Purchase Plan
4.3	2002 Nonstatutory Stock Option Plan
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 to this Registration Statement)
24.1	Power of attorney (contained on the signature page of this Registration Statement)

*	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-45504), as amended, declared effective by the Commission on May 1, 2001.